UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2005

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-30885	75-2599762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-0009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 22, 2005, Mr. John J. McDonald, Jr. resigned from the Board of Directors. Mr. McDonald’s resignation was not a result of a disagreement with the Board of Directors. Effective as of March 24, 2005, the Board of Directors elected Mr. Marco Laterza to replace Mr. McDonald as a Class 1 Director to serve until the election of the Class 1 Directors at the annual meeting. Mr. Laterza was appointed as the designated expert on the Audit Committee and as a member of the Compensation and Benefits Committee. There are no arrangements or understandings between the new Director and any other person pursuant to which he was selected to serve on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 25, 2005	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ THOMAS J. SHAW
THOMAS J. SHAW
PRESIDENT AND CHIEF EXECUTIVE
OFFICER